Apollo Solar Energy, Inc. to Fund a Three-Year, $1.5 Million Sponsorship of the New Jersey Institute of Technology to Create a New CdTe Solar Material Research Center

New York, NY - Apollo Solar Energy, Inc. (OTC Bulletin Board: ASOE; "Apollo" or the “Company"), a leading vertically integrated miner, refiner and producer of tellurium (Te), the core element of thin film solar panels, and high-purity tellurium-based metals for specific segments of the electronic materials market worldwide, operating in the People's Republic of China, today announced that the Company will fund a three-year, $1.5 million dollar sponsorship of the New Jersey Institute of Technology (the “NJIT”) to create a new Solar Cell Research Center focused on CdTe semiconductor material investigation.

Pursuant to the terms of the agreement between Apollo and the NJIT, the NJIT will provide available laboratory instruments, equipment and personnel to develop materials and technology that will improve CdTe thin film PV efficiency.  As a sponsor, Apollo will have an exclusive option and right of first refusal to obtain a royalty-bearing license on commercially reasonable terms to the NJIT’s ownership interest in certain intellectual property resulting from the research center’s performance of this agreement.

"Close cooperation between the Company and the NJIT is expected to improve our semiconductor material quality and speed up our new material development,” Mr. Renyi Hou, chairman and CEO of Apollo, commented. “Currently, all the world’s supply of tellurium is a byproduct of copper, zinc or lead mining, resulting in CdTe source material with significant and uncontrollable amounts of these impurities. Apollo is the sole owner of independent tellurium mines which could supply better materials for the world’s CdTe thin film solar cell industry based upon current research.  Apollo also has the refining expertise to improve the purity of the mined tellurium.  We anticipate that the Apollo – NJIT cooperation will combine the NJIT’s semiconductor physics knowledge with Apollo’s refining expertise to define the CdTe material properties that may improve the CdTe solar cell efficiency significantly. This, in turn, is expected to help the CdTe solar panel manufacturers to improve the efficiency of their solar panels, and the entire thin film solar panel industry to move forward.”

“The advanced research abilities of the Apollo-NJIT Solar Cell Research Center is expected to be a critical element that differentiates our company from other competitors in the same market.  The combined group of scientists has already made significant progress in understanding CdTe semiconductor operation," commented Mr. Hou. "We are excited to fund this three-year sponsorship of $1.5 million into the new Solar Cell Research Center of the NJIT because it brings together the unique research skills of the NJIT and the innovative spirit of the Company's R&D team to explore the stunning future of solar energy."

About Apollo Solar Energy, Inc.

Apollo, through its wholly-owned subsidiary, Sichuan Apollo Solar Science & Technology Co., Ltd, is primarily engaged in mining, refining and producing tellurium (Te) and high-purity tellurium-based metals for specific segments of the electronic materials market.  The Company's products include CdTe thin-film compounds, CIGS thin-film compounds, ultra-high purity metals and commercial-purity metals.

About the New Jersey Institute of Technology

The NJIT is a publicly funded research university focused primarily in the fields of science and engineering.  The Physics Department of the NJIT currently conducts research in the areas of solar physics, materials engineering, nanotechnology, neural engineering and solar cell semiconductor material physics.  The NJIT ranks in the top tier of education and e-learning institutions in the United States.

Safe Harbor Statement

This press release contains forward-looking statements concerning the Company's business, products and financial results within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions. All statements other than statements of historical fact in this press release are forward-looking statements, including but not limited to, the completion and success of our agreement with the NJIT, our ability to supply the world’s CdTe thin film solar cell industry in the future, and the ability of the Apollo – NJIT cooperation to improve CdTe solar cell efficiency.  These forward-looking statements are based on management's current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates, but involve a number of unknown risks and uncertainties, including, but not limited to, the following: general economic and business conditions, development, shipment, market acceptance, additional competition from existing and new competitors, changes in technology, and various other factors beyond the Company's control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risk factors detailed in the Company's reports filed with the Securities and Exchange Commission and available at www.sec.gov. Apollo undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.